Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 19, 2008, relating to the financial statements and financial statement schedule of China Sunergy Co., Ltd., appearing in the Annual Report on Form 20-F of China Sunergy Co., Ltd. for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
June 6, 2008